SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

Date of Report:  August 6, 2001

PRO-DEX, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number     0-14942

Colorado	84-1261240
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1070 Century Drive, Louisville, Colorado 80027

 (Address Of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code:   (303) 443-6136

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.  Changes in the Control of Registrant.  None.

ITEM 2.  Acquisition or Disposition of Assets.  None.

ITEM 3.  Bankruptcy or Receivership.  None.

ITEM 4.  Changes in Registrant’s Certifying Registered Accountant.  None.

ITEM 5.  Other Events.  None.

ITEM 6.  Resignation of Registrant’s Directors.  Richard N. Reinhardt, an outside director of the Registrant, resigned from the Registrant’s Board of Directors on 1 August 2001, having no disputes with management.

ITEM 7.  Financial Statements and Exhibits.  None.

ITEM 8.  Changes in Fiscal Year.  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-DEX, INC.

George

/s/George J. Isaac George J. Isaac Chief Financial Officer